UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 25, 2008 (September 25, 2008)
Date of report (Date of earliest event reported)
GEVITY HR, INC.
(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9000 Town Center Parkway
Bradenton, Florida 34202
(Address of principal executive offices / Zip Code)
(941) 741-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Gevity HR, Inc. (the “Company”) issued a press release today in which it announced that it had recently received a return of $33.1 million of excess workers’ compensation collateral from AIG Commercial Insurance (“AIGCI”) and that the Company has also reached agreement with AIGCI whereby AIGCI will waive approximately $14.0 million in workers’ compensation collateral payments from a Gevity-related company during the fourth quarter of 2008. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in this Current Report on Form 8-K and the Exhibit furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.

Exhibit
Number	Description

99.1	Press Release dated September 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC. (Registrant)
Dated: September 25, 2008	By:	/s/ Edwin E. Hightower, Jr.
Name: Edwin E. Hightower, Jr.
Title: Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated September 25, 2008